SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  September 30, 2002



                                   ATNG, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


Texas                            000-28519                  76-0510754
----------------------           ----------                 -----------------
(State or other                 (Commission File No.)       (IRS Employer
jurisdiction of                                             Identification  No.)
incorporation)


         3435 Wilshire Blvd., Suite 2040, Los Angeles, California 90010
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (213) 401-2031
                                                           --------------


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     None.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     The Company is contemplating filing bankruptcy but has not filed yet.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None.


ITEM 5. OTHER EVENTS

     On August 29, 2002, the Company discontinued its Blue Kiwi flat rate long distance service due to unprofitability and lack of capital.

     The Company is contemplating a Chapter 11 bankruptcy proceeding to reorganize the Company, which may include the sale of the Segmented Data and Asian Infolink divisions.

        The Company is currently negotiating to attempt to achieve a settlement with the Missouri Division of Securities over the sale of unregistered securities. The Company expects to enter into a Consent and Stipulation with the Missouri Division of Securities that a) it sold unregistered securities; b) it will not violate the Registration provisions of Missouri Securities Law in the future; and c) it agrees to pay a fine of $10,000 plus reimbursement of $94,000 to investors.

        There are no funds available to reimburse the investors or to pay the fine.


ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

     George Betts is resigning as officer and Director effective October 1, 2002. He will be retained as a consultant and will continue to assist the Company with public and investor relations and will advise on strategy and other policy matters.

        Robert Gates has been appointed CEO and Director.


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

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

     Financial Statements:    None

     Exhibits:                None


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2002               ATNG, Inc.


                                       By: /s/ George Betts
                                           -----------------------------------
                                           George Betts, President & CFO




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